Exhibit 99.1

PRESS RELEASE

Contact:
Mellanox Technologies, Ltd.
 Brian Sparks
 408-970-3400
 media@mellanox.com

Voltaire, Ltd.
Asaf Somekh
+972-74-7129323
asafs@voltaire.com

Stapleton Communications Inc.
Deborah Stapleton
650-470-0200
deb@stapleton.com
Janine Zanelli 408-970-3400 janine@mellanox.com
Gelbart Kahana
Nava Ladin
+972-3-6074717
nava@gk-biz.com
Mellanox Technologies Ltd. Announces Definitive Agreement
to Acquire Voltaire Ltd. for Cash
•	Combines highly complementary products, markets and customers

•	Offers enhanced scale, system product knowledge and software capabilities

•	Expects $0.02 – $0.05 or more accretive non-GAAP EPS impact in fiscal 2011 and estimated annual cost synergies of at least $10 million by the end of 2012
SUNNYVALE, CA. and YOKNEAM, ISRAEL – Nov. 29, 2010 – Mellanox® Technologies, Ltd. (NASDAQ: MLNX; TASE: MLNX), a leading supplier of end-to-end connectivity solutions for servers and storage systems, and Voltaire Ltd. (NASDAQ: VOLT), a leading provider of scale-out data center fabrics, announced today that they have signed a definitive agreement under which Mellanox will acquire 100 percent of Voltaire’s outstanding ordinary shares for cash at a price of $8.75 per share, or a total equity value of approximately $218 million ($176 million net of cash). The terms of the transaction have been unanimously approved by both the Mellanox and Voltaire Boards of Directors. The transaction is currently projected to close in the first quarter of 2011, subject to certain closing conditions. The combination of the two companies will strengthen Mellanox’s position as a premier, end-to-end connectivity solutions provider for the growing worldwide data center server and storage markets. According to Gartner*, worldwide server shipments are expected to increase from approximately 9 million in 2010 to 11.2 million in 2014, and worldwide storage systems are expected to grow from approximately 1.8 million in 2010 to 3.2 million in 2014.
The combined businesses currently have approximately 700 employees and achieved revenues of $217 million for the twelve months ended Sept. 30, 2010.
Mellanox currently anticipates that the transaction will be accretive to its fiscal 2011 non-GAAP earnings by $0.02 – $0.05 or more per share. With highly complementary products, markets, customers and strategies, Mellanox expects the proposed acquisition of Voltaire to enhance its market position as a leading provider of end-to-end connectivity solutions for servers and storage systems. The combination will also help Mellanox achieve meaningful revenue and cost synergies over time, with estimated, annualized cost synergies of at least $10 million by the end of 2012.
Mellanox’s Board of Directors has indicated its intention to nominate Ronnie Kenneth, the chairman and CEO of Voltaire, to join its Board of Directors at Mellanox’s Annual General Meeting of shareholders, which it currently anticipates will be held in May 2011. Mr. Kenneth has indicated his intention to join the Board of Directors of Mellanox.
Mellanox and Voltaire believe that employees represent one of their most important assets, and Mellanox looks forward to combining employees from both organizations under one unified management team. Mellanox expects to run the combined business from both companies’ current offices located in Israel, the United States and around the world. Further, Mellanox intends to retain both companies’ existing product lines and will converge such lines in future product generations to ensure continuity for customers and partners of both companies. Through this acquisition, Mellanox expects to achieve additional scale to permit it to operate as a larger, more successful and more profitable enterprise, thus increasing value for the combined company’s shareholders and customers.
“The combination of Mellanox and Voltaire will create a leading provider of connectivity solutions for our customers by leveraging the complementary strengths of our companies. Together, we believe the combined company will be a stronger business partner and system solutions provider, delivering customers a comprehensive range of end-to-end connectivity solutions,” said Eyal Waldman, president, chairman and CEO of Mellanox Technologies. “We welcome the great talent from Voltaire and look forward to completing the integration of our employees to create a superior combined company.”
“We believe this is a great transaction for our customers, employees and shareholders,” said Ronnie Kenneth, chairman and CEO of Voltaire. “We expect the combined company to offer our customers the financial strength of Mellanox, industry-leading solutions and world-class development teams that drive innovation and enhance market opportunities.”
Mellanox believes that the Voltaire acquisition will strengthen its leadership position in providing end-to-end connectivity systems and will expand its software and product offerings in the growing worldwide data center server and storage markets it serves.
Under the terms of the definitive agreement, Voltaire shareholders will receive $8.75 for each ordinary share of Voltaire that they hold at the closing of the transaction. The proposed acquisition is subject to customary closing conditions, including the receipt of applicable regulatory approvals and the approval of Voltaire’s shareholders.
In connection with the transaction, J.P. Morgan acted as exclusive financial adviser to Mellanox, and Bank of America Merrill Lynch acted as exclusive financial adviser to Voltaire.

Conference Call
Mellanox and Voltaire will jointly conduct an audio webcast to discuss Mellanox’s agreement to acquire Voltaire today at 5:30 a.m. Pacific Time. To listen to the call, dial 973-409-9610 approximately ten minutes prior to the start time. Presentation slides along with audio replay of the call will be available following the call on the investor relations section of the Mellanox website at http://ir.mellanox.com.
About Voltaire
Voltaire (NASDAQ: VOLT) is a leading provider of scale-out computing fabrics for data centers, high performance computing and cloud environments. Voltaire’s family of server and storage fabric switches and advanced management software improve performance of mission-critical applications, increase efficiency and reduce costs through infrastructure consolidation and lower power consumption. Used by more than 30 percent of the Fortune 100 and other premier organizations across many industries, including many of the TOP500 supercomputers, Voltaire products are included in server and blade offerings from Bull, Fujitsu, HP, IBM, NEC and SGI. Founded in 1997, Voltaire is headquartered in Ra’anana, Israel and Chelmsford, Massachusetts. More information is available at www.voltaire.com or by calling 1-800-865-8247.
About Mellanox
Mellanox Technologies is a leading supplier of end-to-end connectivity solutions for servers and storage that optimize data center performance. Mellanox products deliver market-leading bandwidth, performance, scalability, power conservation and cost-effectiveness while converging multiple legacy network technologies into one future-proof solution. For the best in performance and scalability, Mellanox is the choice for Fortune 500 data centers and the world’s most powerful supercomputers. Founded in 1999, Mellanox Technologies is headquartered in Sunnyvale, California and Yokneam, Israel. For more information, visit Mellanox at www.mellanox.com.
Important Information:
In connection with the proposed transaction, Voltaire will prepare a proxy statement to be delivered to its shareholders, and intends to furnish such proxy statement to the Securities and Exchange Commission under cover of Form 6-K. Before making any voting or investment decision with respect to the transaction, investors and security holders of Voltaire are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the transaction. The proxy statement and other documents may be obtained for free by directing such request to Voltaire Investor Relations, telephone: +1-800-865-8247 or at www.voltaire.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs and certain assumptions made by us, all of which are subject to change.
Forward-looking statements can often be identified by words such as “projects,” “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.
The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the challenges and costs of closing, integrating, restructuring and achieving anticipated annualized cost synergies; the ability to retain key employees; the actual worldwide server shipment growth rate from 2011 to 2014; the actual worldwide storage systems growth rate from 2011 to 2014; the impact of the transaction discussed herein on the Company’s actual financial results; negative customer reaction to the proposed acquisition; the continued growth in demand for our products; the continued, increased demand for industry standards-based technology; our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; the adoption rate of our products; our ability to establish and maintain successful relationships with our OEM partners; our ability to effectively compete in our industry; fluctuations in demand; sales cycles and prices for our products and services; our success converting design wins to revenue-generating product shipments; and, our ability to protect our intellectual property rights.
In addition, if Voltaire does not receive required shareholder approval or if the parties fail to satisfy other conditions to closing, the transaction may not be consummated and the anticipated benefits to Mellanox and Voltaire of the proposed acquisition would not be realized. In any forward-looking statement in which Mellanox or Voltaire expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished.
In addition, current uncertainty in the global economic environment poses a risk to the overall economy as businesses may defer purchases in response to tighter credit conditions, changing overall demand for our products, and negative financial news. Consequently, our results could differ materially from our prior results due to these general economic and market conditions, political events and other risks and uncertainties described more fully in our documents filed with or furnished to the SEC.
More information about the risks, uncertainties and assumptions that may impact the transaction and the parties’ businesses is set forth in Mellanox’s Form 10-K filed with the SEC on March 5, 2010 and Form 10-Q filed with the SEC on August 4, 2010, and Voltaire’s Form 20-F filed with the SEC on March 25, 2010, including “Risk Factors”. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.
Mellanox, BridgeX, ConnectX, InfiniBlast, InfiniBridge, InfiniHost, InfiniRISC, InfiniScale, InfiniPCI, PhyX and Virtual Protocol Interconnect are registered trademarks of Mellanox Technologies, Ltd. CORE-Direct, and FabricIT are trademarks of Mellanox Technologies, Ltd. All other trademarks are property of their respective owners.

*	Gartner: 20 September 2010, ID: G00208105, Forecast: Servers by Form Factor, Worldwide, 3Q10 Update and ID: G00206858, Forecast: External Controller-Based Disk Storage, Worldwide, 2010-2014, 3Q10 Update
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